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                                                                    Exhibit 99.1

                                                              PENTON MEDIA, INC.
                                                       The Penton Media Building
                                                                   1300 E 9th St
Penton                                                   Cleveland, OH 44114 USA
Press Release                                                       216.696.7000
                                                                Fax 216.931.9492
                                                           http://www.penton.com


                                                           FOR IMMEDIATE RELEASE
                                                            CONTACT: Mary Abood,
                              VP, Corporate Communications & Investor Relations,
                                                                 216-931-9551 or
                                     Joseph G. NeCastro, Chief Financial Officer
                                                                    216-931-9770


               PENTON MEDIA, INC. ANNOUNCES PLANNED DEBT ISSUANCE

     CLEVELAND, OH - March 11, 2002-- Penton Media, Inc. (NYSE: PME) announced today that it is planning an offering of senior secured notes. Penton intends to use the proceeds from the offering to repay amounts outstanding under its existing senior credit facility and for general corporate purposes.

     The securities to be offered will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful.

     The statements contained in this press release that are not historical in nature are forward-looking statements that involve risks and uncertainties. Numerous factors may affect the Company's actual results and may cause results to differ materially from those expressed in forward-looking statements made by or on behalf of the Company. Factors that could cause actual results to differ materially include: economic uncertainty, exacerbated by terrorist attacks on the United States; the performance of Internet/broadband trade shows and conferences; fluctuations in advertising revenue with general economic cycles; the effectiveness of our cost saving efforts; the seasonality of revenue from trade shows and conferences; our ability to penetrate new markets internationally; the success of new products; the infringement or invalidation of Penton's intellectual property rights; increases in paper and postage costs; and other such factors listed from time to time in Penton's reports filed with the Securities and Exchange Commission. Penton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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